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                                                                   Exhibit 10.10

                          INFONET SERVICES AGREEMENT
                          --------------------------


This Agreement is entered into as of the _______ day of ________, 1998 by and between INFONET SERVICES CORPORATION, a corporation organized and existing under and by virtue of the laws of the State of Delaware, United States of America, having its principal place of business in the City of El Segundo, California, (hereinafter referred to as "ISC"), and __________________, a corporation organized and existing under and by virtue of the laws of _________________, having its principal place of business in __________________ (hereinafter referred to as "Representative").

     WHEREAS, ISC is engaged in, among other activities, the business of developing and operating directly or through distributors an international telecommunications and information network known as the World Network, and

     WHEREAS, Representative and ISC are interested in a cooperative effort in __________ and in other countries in order to satisfy the telecommunication and information needs of a wide range of international users, and

     WHEREAS, ISC has developed and is owner of certain proprietary services, software systems, software products, and hardware/software systems which are described in Appendices attached hereto, and

     WHEREAS, ISC has the marketing rights to the certain services, systems, and products which are described in Appendices attached hereto, and

     WHEREAS, ISC is the registered proprietor of certain registered service marks or trademarks relating to services, systems, and products, and

     WHEREAS, Representative is desirous of marketing and reselling the use of the services, systems, and products, as specified in the Appendices hereto, to its customers, and

     WHEREAS, ISC is willing to grant to Representative the right to market and resell the use of the services, systems, and products specified in the Appendices attached hereto, and to grant Representative the right to use said registered service marks or trademarks in connection therewith, and Representative is willing to accept same.

     NOW, THEREFORE, IN CONSIDERATION OF the foregoing and the mutual covenants, promises, and conditions set forth herein, the parties hereto agree as follows:


1.   DEFINITIONS
     -----------

     The following definition shall apply whenever the underlined words are used in the

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     Agreement.

     1.1  Infonet - Infonet is a registered trademark and service mark of, and
          -------
          identifies and refers to, ISC. As used herein, Infonet sometimes refers, as context requires, to ISC or to the services made available by ISC.

     1.2  Appendices - The Appendices defined in Article 14, Appendices, and
          ----------
          attached hereto.

     1.3  Infonet Services - The services, systems, and products, as described
          ----------------
          in the Appendices.

     1.4  Territory - The geographic area described in Article 4, Territory
          ---------
          Defined.

     1.5  Trademarks or Service Marks - ISC's trademarks or service marks as
          ---------------------------
          currently set forth in Annex 3 hereto, and as may hereinafter be registered by ISC.

     1.6  Normal Customer Support Service - A generally available service
          -------------------------------
          provided at no charge to customers encompassing a reasonable level of service consisting of assistance to a user in matters relating to communications access, data entry, and data retrieval to and from the services provided hereunder. Normal Customer Support Service is a continuing process of interacting with the customer to assure that the customer is utilizing services, systems, and products in an optimal manner.

     1.7  Global Connect Services - The provisioning of customer premise
          -----------------------
          equipment ("CPE"), as authorized under Global Connect policies and procedures, and the local leased circuit to interconnect the CPE at the customers site to the Infonet node. Such provisioning would be made available to customers of Representative and to Multi-National Customers.

     1.8  Revenues - All monies or money equivalents, in equivalent U.S.A.
          --------
          dollars, which Representative invoices its customers in exchange for providing Infonet Services, less the money or money equivalents for value added taxes, sales taxes, and use or similar taxes. These monies are usually described by ISC as suggested End-User prices.

     1.9  Representative Compensation - The amount retained by Representative
          ---------------------------
          after deducting Representative Settlement Price and Revenue Share
          (Out) from Revenues.

     1.10 Representative Settlement Price - Money or money equivalents retained
          -------------------------------
          by ISC for provisioning to Representative's customers of the Infonet Services defined in the Appendices attached hereto, and in accordance with the then current price schedules specified in each Appendix. These monies may be described by ISC as Transfer prices, and may be entitled to a discount based on the General Volume Discount

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          table and conditions as set forth in Annex 2 hereof.

     1.11 Revenue Share (Out) - Money or money equivalents paid by
          -------------------
          Representative for Normal Customer Support Services provided to its customers, and as defined in Article 7.

     1.12 Revenue Share (In) - Money or money equivalents paid to Representative
          ------------------
          for Normal Customer Support Services, provided to users of Infonet Services in the Territory, and as defined in Article 7.

2.   MARKETING RIGHTS
     ----------------

     ISC agrees to and does hereby grant to Representative the right to market and resell the use of Infonet Services as defined herein, within the Territory.


3.   TRADEMARKS OR SERVICE MARKS
     ---------------------------

     3.1 ISC hereby grants to Representative, during the term and subsequent renewals of this Agreement, the non-transferable right and authorization to use within the Territory the Trademarks or Service Marks.

     3.2 Representative shall use the Trademarks or Service Marks only in respect to providing Infonet Services, the rights to which have been granted herein, and any services related thereto, so long as this Agreement remains in effect.

     3.3 Representative acknowledges the title of ISC to the Trademarks or Service Marks in the Territory and elsewhere and the validity of the registration of ISC as the proprietor in the Register of Trademarks or Service Marks. Representative shall not claim any ownership or similar right to the Trademarks or Service Marks by reason of their use thereof pursuant to this Agreement, and any rights which Representative should otherwise acquire in or to the Trademarks or Service Marks shall be deemed for the account and benefit of ISC.

     3.4 Representative shall use its best endeavors to preserve the value and validity of the Trademarks or Service Marks and in particular will:

          3.4.1 Endeavor to create, promote, and retain goodwill in the business of selling the goods and services.

          3.4.2 Give to ISC any information as to Representative's use of the Trademarks or Service Marks which ISC may require and otherwise render any assistance to ISC in maintaining the Trademarks or Service Marks duly registered except that ISC shall pay all renewal fees.

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          3.4.3  Use the Trademarks or Service Marks correctly spelled as registered and not as a verb or in the plural.

          3.4.4 Not to use the Trademarks or Service Marks unaccompanied by words describing the nature of the goods and services to which they relate unless the Trademarks or Service Marks in question are capitalized or otherwise distinguished from the surrounding and adjacent text.

          3.4.5 In the event that the Trademarks or Service Marks are to be used with another trademark or service mark or in relation to the goods and services under the control of Representative, Representative will use its best efforts to have both trademarks or service marks represented equally legibly, equally prominently, and of the same size as each other but nevertheless separated from the other so that each mark appears to be a mark in its own right distinct from the other mark.

          3.4.6 Representative agrees not to use in its business any other trademark which is similar to or so nearly resembles the Trademarks or Service Marks or any of them as to be likely to cause deception or confusion.


4.   TERRITORY DEFINED
     -----------------

     The grant of rights and authorization of this Agreement shall extend only within the geographic boundaries of _____________________.


5.   ISC OBLIGATIONS
     ---------------

     5.1 ISC will provide access to Infonet Services from communications gateways made available to Representative pursuant to Article 8, Network Interconnection, of this Agreement. ISC will also provide upon request from Representative the products, as defined in Appendix H hereto.

     5.2  ISC agrees to provide to Representative, as appropriate, either two
          (2) copies of Infonet marketing and operational documentation in the English language, F.O.B. El Segundo, California or access to certain informational data bases. The aforementioned documentation or data base access will be provided at no cost to Representative. Additional copies of Infonet user documentation in the English language will be provided to Representative F.O.B. El Segundo, California at the standard selling price in effect in the United States at the time of shipment.

     5.3 ISC will provide at Representative's written request training to Representative personnel through attendance in training classes regularly conducted by ISC for its

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          personnel in the United States. The attendance of Representative personnel shall not exceed two employees per training class. Such training will be provided in the English language principally in or near Los Angeles, California, U.S.A. The training to be provided herein shall be made available without additional cost to Representative. The costs incurred for Representative personnel for travel and living expenses shall be at Representative's expense.

     5.4 ISC will arrange at Representative's written request the attendance of Representative's personnel at special training sessions sponsored by ISC and conducted by third parties. All costs associated with such sessions shall be at Representative's expense.

     5.5 ISC, at its expense, agrees to provide reasonable support for Representative. ISC shall determine the ISC organization, number of personnel, and magnitude of effort reasonably required to support the use of Infonet Services made available to Representative under this Agreement.

     5.6 ISC agrees that Representative may, at its own expense, print copies of Infonet user documentation furnished hereunder for distribution to its customers, in any language, provided that all such copies shall bear any copyright notice contained in the original furnished by ISC. Any translation made by Representative of documentation supplied by ISC is the property of Representative, and Representative is solely responsible as to accuracy and completeness of translation. Representative agrees to and does hereby grant to ISC a perpetual exclusive license to use said translated documents outside the Territory. The printing of said translated documents for ISC's use shall be at ISC's expense.

     5.7 For the support of Infonet Services provided by Representative within the Territory, ISC will pay Representative Revenue Share (In).


6.  REPRESENTATIVE OBLIGATIONS
    --------------------------

    6.1 Representative shall market and use Infonet Services made available by ISC in accordance with the terms of this Agreement.

    6.2 ISC will invoice, and Representative agrees to pay, Representative Settlement Price and Revenue Share (Out) corresponding to the total Revenues generated from provision of Infonet Services to customers contracting with Representative in the Territory. Invoices will be issued on a monthly basis.

    6.3 Any technology transfer tax, sales or turnover tax, value added tax, currency export tax, registration tax, or any other taxes as may be applied to the amounts payable to ISC hereunder shall be borne by Representative and not deducted from such amounts; except that any taxes by the national government or any other government

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          on ISC's income (or a third party's income) hereunder shall be borne by ISC, or a third party as the case may be and, if required by law, shall be deducted from any payments made to ISC. If it is required by law that Representative deduct taxes from ISC's income hereunder then Representative agrees promptly to provide ISC with the original copy of each paid tax receipt on any taxes so withheld from payments to ISC, or a third party.

     6.4 Representative shall have, with due and continuing diligence, the primary responsibility for attending to the necessary filing and registration requirements with the Government of _____________, so that all amounts specified herein can be paid to ISC when due, and shall bear the costs thereof.

     6.5 Representative agrees that services utilized hereunder will not be used in contravention of national or international communications regulations, laws, or tariffs. Representative further agrees that in providing Infonet Services it will neither undertake, nor cause nor permit to be undertaken, any activity which either (a) is illegal under any laws, decrees, rules, or regulations in effect in the Territory, or (b) would have the effect of causing ISC to be in violation of any laws, decrees, rules, or regulations in effect in the Territory.

     6.6 Representative agrees that ISC has the right to approve the prices to be established by Representative for Infonet Services, the rights to which are granted hereunder, prior to any such prices being published and made available to Representative's customers in the Territory. Such approval shall not be unreasonably withheld.

     6.7 Representative and ISC will agree upon revenue targets to be achieved in the Territory for each calendar year starting with the first complete calendar year after the date of this Agreement, consistent with reasonable growth of the revenue in the Territory. In the event that the parties are not able to reach an agreement by the end of a calendar year, the revenue target for the following calendar year shall be two (2) times the revenue for the second and third quarter of the current calendar year multiplied by the average growth rate experienced by other Infonet representatives in the same region (as used herein, regions as defined for Notice Private services). Representative will make diligent efforts to achieve the targets. If the agreed revenue targets are not met, or if the parties fail to reach an agreement on revenue targets for two consecutive calendar years, ISC may, at its discretion, terminate this Agreement by giving one hundred eighty (180) days notice in writing to Representative.

     6.8 Representative and ISC will agree upon the number of job positions, the functions of the established positions, the number of employees to be assigned to the established positions, and the Representative employees assigned to the established positions required for the marketing, sales, and support efforts needed in the provision of Infonet Services, including an appropriately staffed helpdesk pursuant to the Infonet Customer Support Guidelines. If the parties fail to reach

                                       6
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           an agreement on the foregoing within a six (6) month period, ISC may, at its discretion, terminate this Agreement by giving one hundred eighty (180) days notice in writing to Representative.

     6.9 Representative agrees to ensure that the employees assigned in accordance with paragraph 6.8 are properly trained and fully made aware of Infonet Services, and Infonet policies and procedures. As part of this commitment, Representative agrees to actively participate in ISC's regional and global conferences. Further, Representative and ISC will establish, when appropriate but at least once a year, specific training programs for each employee assigned to sell or support Infonet Services, and Representative will ensure that each employee will attend the specified ISC training courses or sessions.

     6.10 Representative agrees to provide timely Normal Customer Support Services in accordance with ISC's standard support policies and procedures, as currently in force and as modified in the future. Accordingly, Representative agrees to reply to, or acknowledge, all inquiries received from ISC or Host Lessees, as hereinafter defined, within twenty-four (24) hours excluding weekends and holidays in ____________. Further, Representative will maintain, or make arrangements for the maintenance of the site for the Infonet node, and the test and monitoring equipment, in accordance with the specifications in the aforementioned standard support policies and procedures.

     6.11 Representative, to the extent permitted by law and regulations, agrees to provision Global Connect Services in accordance with the then current Global Connect policies and procedures. ISC reserves the right to audit Representative's compliance with the Global Connect policies and procedures.

     6.12 Representative shall forward the reports, as requested by ISC, necessary to monitor and manage the provisioning of Infonet Services in Representative's Territory.

     6.13 If Representative fails to meet its commitments as set forth in Paragraphs 6.9, 6.10, 6.11, and 6.12 above, ISC may, at its discretion, terminate this Agreement by giving one hundred eighty
           (180) days notice in writing to Representative.

     6.14 Representative agrees to subscribe to a white and/or yellow page listing in the appropriate telephone directories which would reference that the Representative is an Infonet Services provider, and would provide the telephone number to be used by an Infonet Services user to reach Representative.


7.   MULTI-NATIONAL SERVICES
     -----------------------

     7.1 Should Representative acquire a customer with business interests in the Territory

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          and such customer operates on a multi-national basis and desires that its offices and/or personnel outside of the Territory shall have access to the common data base and/or program library and/or computer system totally or partially dedicated to the customer's use, then ISC and Representative agree that Representative shall have the primary responsibility to furnish the services specified in the Appendices to such customer (hereafter "Multi-National Customer") outside of the areas in which Representative is doing business.

     7.2 All expenses except as specifically set forth in Paragraph 7.3 arising from the acceptance of a Multi-National Customer shall be borne by Representative.

     7.3 Whenever Representative provides the Infonet Services to a Multi-National Customer's offices and/or personnel located in a country or place where ISC has not assigned, leased, or licensed others to perform Infonet services, ISC agrees to supply Normal Customer Support Services at ISC's expense when requested to do so by Representative provided that ISC is then currently providing such support services for its own customers in the immediate vicinity.

     7.4 Whenever Representative provides Infonet Services to a Multi-National Customer's offices and/or personnel located in a country or place where ISC has assigned, leased, or licensed others to perform Infonet Services, ISC agrees to exercise a diligent effort to bring about an agreement between Representative and ISC's assignee, lessee, or licensee (the "Host Lessee") which will require the Host Lessee to supply Normal Customer Support Services on the same terms as set forth in Paragraphs 7.3 above and 7.5 below.

     7.5 Whenever Representative provides Infonet Services to a Multi-National Customer, Representative agrees to pay to ISC (or Host Lessee as the case may be) the revenue share amounts set forth in the Appendices where ISC (or the Host Lessee) supplies Normal Customer Support Services.

     7.6 At the request and expense of Representative, ISC agrees to conduct an audit of any entity furnishing Infonet Services for which the Representative is entitled to receive revenues for the rendition of Normal Customer Support Services under this Agreement. ISC will submit to Representative a report of the findings of the audit. Expenses at any audit so conducted will be calculated based upon ISC's normal and prevailing labor rates and expenses incurred.

     7.7 Should ISC (or a Host Lessee provided that such Host Lessee has agreed to provide Normal Customer Support Services under Paragraph 7.4) acquire a customer with principal business interests outside of the Territory and such customer operates on a multi-national basis and desires that its offices and/or personnel within the Territory shall have access to a common data base and/or program library and/or computer system totally or partially dedicated to the customer's use located outside of the

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          Territory, Paragraph 7.1 through 7.5 shall apply mutatis mutandis.


8.   NETWORK INTERCONNECTION
     -----------------------

     Access to Infonet Services as defined in the Appendices hereto, will be made available to Representative from network nodes configured to ISC specifications, installed at Representative's site, via an international leased line or lines from the aforementioned nodes to ISC network gateway nodes. The costs for the international leased line(s) will be borne by the parties hereto in accordance with such cost-sharing agreements as may be agreed to from time-to-time by ISC and Representative. Access to the aforementioned services will be made available in accordance with the then current provisions of Annex 1 of this Agreement.


9.   PAYMENTS AND START DATE
     -----------------------

     9.1 Amounts due ISC under this Agreement will be invoiced in U.S. dollars by ISC at the end of each calendar month. Amounts due Representative under this Agreement, other than revenue-share or Global Connect amounts, will be invoiced by Representative at the end of each calendar month. ISC will match the amounts invoiced and credited pursuant to the foregoing, and will forward an open item statement showing the amounts due by either party. The debtor party shall pay the balance as shown on the open item statement in U.S. dollars within forty-five (45) days of the date of such statement. Any payment in arrears for more than forty-five (45) days of presentation of the open item statement shall be charged interest at a rate of one and one-half percent (1 1/2%) per month. Notwithstanding the aforementioned both parties agree to carry over payment balances until such payment balances are in the amount of one thousand U.S. dollars or greater. Any payment balances carried over will not be considered in arrears until such amounts equal or exceed the aforementioned amount.

     9.2 All payments to ISC under this Agreement shall be wire transferred to the below listed bank account:

          Wells Fargo Bank (ABA No. 121000248)
          Commercial Banking Office
          111 West Ocean Boulevard
          Long Beach, California 90802
          U.S.A.
          INFONET General Account No. 4624-063731

          or to such other bank and account as ISC may designate in writing.

     9.3 All payments to Representative under this Agreement shall be wire transferred to

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           the bank and account designated in writing to ISC by Representative.

     9.4 In the event that Representative does not meet its payment requirements specified in Paragraph 9.1, ISC may, in addition to all other rights and remedies under this Agreement and in law, suspend any or all services, systems, or products without prior notice to Representative.

     9.5 The obligations and requirements of this Agreement unless otherwise specified shall start on the date of signing of this Agreement.


10.  WARRANTY AND LIABILITY
     ----------------------

     10.1 ISC warrants that the services, systems, and products furnished by ISC under this Agreement will be substantially similar to the services, systems, and products made available by ISC in the United States. THE PARTIES AGREE THAT ISC WILL NOT BE HELD TO ANY OTHER WARRANTIES DIRECTLY OR INDIRECTLY RELATED TO SERVICES, SYSTEMS, AND PRODUCTS, WHETHER EXPRESSED OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE WARRANTY OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

     10.2 ISC shall not be liable for, and Representative assumes and will save harmless, ISC, its directors, officers, employees, and agents in respect of any loss, claim, damage, liability, or expense, including reasonable attorney's fees, that may arise through the marketing and use of the services, systems, and products in the Territory. In no event shall ISC be liable for any indirect, incidental, special, exemplary, or consequential damages such as, but not limited to, loss of anticipated profits or other economic loss, in connection with or arising out of the furnishing, performance, or use of the services, systems, and products provided for in this Agreement.

     10.3 Except as otherwise provided in this Agreement, neither party shall be held liable for any failure to perform or delay in performance of any obligation hereunder for reasons of "force majeure". The term "force majeure" as employed hereunder shall mean, but not be limited to, acts of God, acts or omissions of governments, acts or omissions of military authorities, strikes, lock-outs, or other industrial disturbances, acts of the public enemy, wars, blockades, insurrections, riots, epidemics, landslides, earthquakes, fires, storms, lightning, floods, washouts, civil disturbances, and any other acts or omissions, not within the control of the affected party and which by the exercise of due diligence said party is unable to overcome.


11.  TERM OF AGREEMENT AND TERMINATION
     ---------------------------------

     11.1 The duration of this Agreement shall be for a period of three (3) years from the date

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           hereof, unless earlier terminated under the provisions of this
           Agreement. It is further agreed that this Agreement and the rights and authorizations granted hereunder shall be renewed automatically for additional successive one (1) year periods unless either party notifies the other party in writing of its intention not to have Agreement and the rights and authorizations renewed at least one hundred eighty (180) days prior to the expiration date of this Agreement, or its subsequent renewals.

     11.2 Either party may terminate this Agreement on ninety (90) days notice in writing to the other party upon failure of the other party to perform any of its obligations hereunder; provided, however, that during such ninety (90) day period the party in default shall have fulfilled its obligations, this Agreement shall continue in effect as if such notice had not been given.

     11.3  The right of termination by Representative or ISC under Paragraph
           11.2 and Paragraph 11.4 or by ISC under Paragraph 11.5 shall be in addition to any other rights or remedies permitted by operation of law or in equity or under any other provision of this Agreement.

     11.4 Subject to the rights of termination to ISC by Paragraph 11.5 below, either party may, upon written notice to the other, terminate and cancel this Agreement in the event that the other party voluntarily files a bankruptcy petition, and said petition is not disposed of within thirty (30) days, or in the event that the other party is insolvent and unable to pay its debts as they mature, or if such party shall make an assignment for the benefit of creditors or have a receiver appointed for it or its property.

     11.5 In the event Representative fails to make any payments required under this Agreement, ISC shall notify Representative of such failure in writing. ISC may terminate this Agreement and all rights and licenses hereunder upon thirty (30) days written notice if Representative fails to make the required payment within thirty (30) days following the receipt of the payment failure notice. The provisions of this paragraph shall not apply if Representative's failure to perform or delay in performance are for reasons of force majeure.

     11.6 In the event Representative establishes a business relationship with a service vendor other than ISC that provides substantially similar services to the services described herein, ISC reserves the right, at its discretion to terminate this Agreement by giving one hundred eighty (180) days notice in writing to Representative.

     11.7 ISC reserves the right to take all actions, including termination of services provided to Representative or Representative's customers pursuant to this Agreement, which ISC considers necessary to comply with applicable national or international communications regulations, laws, or tariffs.

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

12.  EFFECTS OF NONRENEWAL OR TERMINATION
     ------------------------------------

     12.1 In the event of expiration or termination of the Agreement, ISC will at its option assume responsibility for the Infonet Multi-National Customers in the Territory. Representative will exercise all diligence in transferring such customers to ISC's responsibility or the responsibility of ISC's nominee. Representative will pay the costs incurred by its own personnel in meeting the obligations of this paragraph.

     12.2 Expiration or termination of this Agreement shall not relieve the parties of any obligations due at the time of such expiration or termination, nor shall such expiration or termination prejudice any claim of either party accrued on account of any default or breach by the other.

     12.3 The non-renewal or termination of this Agreement shall not affect services in place for Representative's customers which explicitly or by their nature would continue beyond the non-renewal or termination of the Agreement unless the parties hereto both agree to have all such services concluded upon cessation of the Agreement.

     12.4 Upon agreement in writing by the parties hereto, ISC shall (i) support Representative's customers operating under this Agreement until the end of such customer's contract period; (ii) allow for the provision of additional circuits [sites], and new or additional Infonet Services, under an existing customer contract, and (iii) extend a customer's contract to a date beyond the termination of this Agreement if both ISC and Representative agree in writing.

     12.5 Upon termination or expiration of this Agreement, the Parties acknowledge that surviving obligations listed in Paragraph 12.4 above, are subject to the following provisions: (i) prices for services shall be at ISC's then current prices; and (ii) the discounts offered under this Agreement are not valid after the completion of the customer's commitment period.


13.  POST TERMINATION
     ----------------

     Upon the non-renewal or termination of this Agreement, for any reasons whatsoever:

     (a) Representative shall cease marketing the services, systems, and products made available hereunder.

     (b) Representative shall as soon as reasonably practical cause all entries in published material such as telephone directories to be removed and shall cause all stationery, advertisements, promotional materials, and signs to be changed, removed, or expunged so as to eliminate any reference to the Trademarks or Service Marks.

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

     (c) Representative shall not thereafter use any trading style, trade name, trademark, or service mark which is similar to or so nearly resembles the Trademarks or Service Marks or any of them, as would or might be likely to cause confusion.

     (d) Representative shall return to ISC within sixty (60) days of termination all copies of internal manuals, all copies of documentation, papers, and materials marked or stamped with the words designating such documents, or copies thereof, as proprietary or confidential to ISC, and all ISC copyrighted materials, and generally all documentation, papers, and materials referring to or concerning the provision of the services provided hereunder being in the possession of Representative at the time of termination.


14.  APPENDICES
     ----------

     14.1 The following Appendices are attached hereto: Appendix A, Network Services; Appendix B, Remote Access Services; Appendix C, Infolan and Frame Relay Services; Appendix D, Messaging and Collaborative Services; Appendix E, Global MultiMedia Services; Appendix F, Administrative Services; Appendix G, Specialized Services; and Appendix H, Infonet Software. The aforementioned Appendices represent the current Infonet Services made available by ISC. Each appendix will reference specific price schedules which are initially provided to Representative as an attachment to this Agreement. Said price schedules are also accessible through access to Infonet On-Line ("IOL").

     14.2 The Appendices listed in Paragraph 14.1 above will be updated (additions, deletions, amendments, and modifications) from time-to-time through the release of Sales Communication Bulletins ("SCBs"), and updates incorporated into the IOL data bases.

     14.3  The following general conditions apply to the Appendices:

           . The Customer is responsible for compatible remote input and output devices, modems and appropriate communications services necessary to communicate with the Infonet network, and for all other associated charges. In particular, all customer premise equipment must conform to or be compatible with Infonet's required interface protocol for call establishment and termination.

           . The customer is responsible for all costs associated with the replacement oflost or stolen equipment.

           . Technical Services may be charged to Representative for services provided by ISC or Host Lessee which are considered to be beyond the scope of Normal Customer Support Services or IRC Coordination Services. Such Technical Service charges shall apply for general communication consulting; service,

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

              equipment, or software certification; and problem resolution visits to customer's premises when difficulties result from customer provided equipment, software, and facilities or customer personnel errors. Technical Services fees will apply for any installation trip when the customer is not prepared for installation, unless the scheduled trip is canceled at least 48 hours prior to the scheduled trip. ISC will coordinate requests for Technical Services with Host Lessees.

           . A special business request is required to provide for the rebilling of PDN charges from Representative to ISC or Host Lessee, or from ISC or Host Lessee to Representative.

           . Surcharges and taxes may not be included in the price schedules referenced in the Appendices. ISC may invoice the additional costs incurred by ISC arising from in-country taxes, tariffs and surcharges including, but not limited to, sales and use taxes, value added taxes, volume sensitive tariffs and usage surcharges. These charges are country specific.

           . Notwithstanding the terms in the referenced price schedules, prices charged to Representative are subject to change upon 90-days notice in writing, except for NOTICE Fax and NOTICE Telex which are subject to change without prior notice.

           . Representative will pay ISC for all NOTICE Telex and NOTICE Fax services including Representative's own internal usage.

15.  NOTICES
     -------

Any notices provided for herein shall be given in writing and dispatched by pre-paid first-class registered or certified mail, or by air courier, addressed as follows:

     to:  INFONET Services Corporation
          2100 E. Grand Avenue
          El Segundo, California 90245, USA

          Attention:  President

     to:

          Attention:

or to such other addresses or persons as the parties may designate in writing.


16.  ADVISORY REVIEW BOARD
     ---------------------

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

     16.1 The parties hereto agree to establish an Advisory Review Board (hereinafter referred to as "ARB"), to address issues and opportunities which may arise during the term of this Agreement.

     16.2 The ARB membership will consist of up to three (3) members, two (2) appointed by Representative and one (1) appointed by ISC. The ARB meetings will be scheduled at times and locations designated by the ARB standing members, but in no event will the meetings be scheduled for less than once each calendar year.


17.  GOVERNING LAW
     -------------

     17.1 This Agreement shall be construed and governed by the substantive laws of the State of California, U.S.A. without giving effect to rules regarding choice of laws.

     17.2 If ISC and Representative are unable to settle a dispute by mutual agreement, then any such dispute, controversy, or claim arising out of or relating to this Agreement, its interpretation, performance, or breach thereof, shall be finally and exclusively settled in accordance with the UNCITRAL Arbitration rules as at present in force, by three arbitrators appointed in accordance with said Rules. The arbitration, including the rendering of the award, shall take place in Los Angeles, California, U.S.A., and all arbitration proceedings shall be in the English language. Any arbitral decision or award shall be final and enforceable in any court of competent jurisdiction. ISC and Representative acknowledge that any award rendered pursuant to this Agreement shall be governed by the U.N. Convention on the Recognition and Enforcement of Foreign Arbitral Awards.


18.  ASSIGNMENT OF THE AGREEMENT
     ---------------------------

     18.1 Neither party shall assign, pledge, or in any manner delegate, transfer, convey, alienate, or encumber any right arising from or interest in the Agreement without obtaining the prior written consent of the other party, which consent shall not be unreasonably withheld. Any of the foregoing actions without such prior written consent shall be a nullity, and of no force nor effect.

     18.2 For Purposes of this Agreement, an "assignment", "pledge", "delegation," transfer", "conveyance", "alienation" or "encumbrance" shall be deemed to include, and be subject to the prior consent requirement of Paragraph 18.1, if: (a) Representative is acquired by, merged or consolidated into another entity; (b) all or substantially all the assets of Representative or a business unit of Representative responsible for the sale of INFONET services or products are acquired by another entity, or (c) Representative experiences a change of control, where "control" is defined as (i) change in ownership of at least 50% of the equity or beneficial ownership of

           Representative, or (ii) a change in the right to vote for or appoint a majority of the board of directors (or other governing body) of Representative, or (iii) the management or operational control of Representative by any entity (even though such entity may own less than 50% of the equity of Representative).


19.  SEVERABILITY
     ------------

     If one or more of the provisions or part thereof in this Agreement is held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect, the validity, legality, or enforceability of the remaining provisions shall not in any way be affected or impaired thereby. Notwithstanding the foregoing, ISC and Representative shall thereupon negotiate in good faith in order to agree to the term of a mutually satisfactory provision(s) to be substituted for the provision(s) so found to be void or unenforceable.


20.  INDEPENDENT CONTRACTOR
     ----------------------

     Relationship of parties hereunder shall always and only be that of independent contractors.


21.  NON-DISCLOSURE OF PROPRIETARY INFORMATION
     -----------------------------------------

     During the term of this Agreement it is anticipated that the parties hereto will disclose, each to the other, certain material and information which the disclosing party deems to be proprietary and confidential. The parties hereto agree to accept such information as proprietary and confidential that is appropriately identified in writing as such, and agree not to disclose hereafter such information and material to third parties. The parties hereto further agree to restrict circulation of such proprietary and confidential material and information within their own organization except to the extent necessary to fulfill the purposes of this Agreement. This restriction on the disclosure of proprietary information and materials will not apply to information which is in the public domain other than as a result of the acts or omissions of a party which was under an obligation to maintain the confidentiality of such materials and information.


22.  WAIVER
     ------

     No waiver of any remedy or of any default or breach of any covenant by either party hereunder shall be implied from any omission by either party to take action on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default specified in the waiver, and then said waiver shall be operative only for the time and to the extent therein stated. Waivers of any covenant, term, or condition contained herein by either party shall not be construed as a waiver of any subsequent breach of the same covenant, term, or condition. A waiver of any right or remedy by a party hereto shall be construed as having been made only if express written notice of such waiver is delivered to the other party.

23.  INFRINGEMENT
     ------------

     23.1 Should Representative learn of any infringement or threatened infringement of the Trademarks or Service Marks, or any other registered mark licensed under this Agreement, or any unfair competition, or that any third party alleges or claims that such Trademarks or Service Marks are liable to cause deception or confusion to the public, Representative will forthwith notify ISC giving any particulars thereof and will provide all information and assistance to ISC in the event that ISC decides that proceedings should be commenced or defended. Any such proceedings shall be under the control of ISC and at ISC's cost.

     23.2 Should any third party allege infringement by use of the Registered Trademarks or Service Marks in the Territory by Representative, ISC will defend Representative against any such allegation. All such defenses shall be under ISC's control and at ISC's cost. Representative undertakes to assist ISC so far as it is within its power in the defense of such infringement proceedings.


24.  CONFIDENTIALITY
     ---------------

     Each of the parties will maintain this Agreement in strict confidence and will not divulge its contents without agreement of the other party except insofar as may be necessary to carry out this Agreement or conform to law.


25.  ENTIRE AGREEMENT
     ----------------

     This Agreement constitutes the final expression of the agreement of the parties and is intended as the entire understanding between the parties and supersedes all prior negotiations, discussions, representations, promises, or agreements either written or oral, that may have been made in connection with the subject matter hereof.


IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

INFONET SERVICES CORPORATION


By: ___________________________     By:_______________________________

Title:_________________________     Title:____________________________

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